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                                                       Exhibit 23(b)




                        DFA INVESTMENT DIMENSIONS GROUP INC.

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                                      BY-LAWS

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                                     ARTICLE I

     SECTION 1. FISCAL YEAR. Unless otherwise provided by resolution of the Board of Directors, the fiscal year of the Corporation shall begin December 1 and end on the last day of November.

     SECTION 2. REGISTERED OFFICE. The registered office of the Corporation in Maryland shall be located at 32 South Street, Baltimore, Maryland 21202, and the name of its Resident Agent is The Corporation Trust Incorporated, whose address is the same as above.

     SECTION 3. OTHER OFFICES. The Corporation shall also have a place of business in Santa Monica, California, and the Corporation shall have the power to open additional offices for the conduct of its business, either within or outside the States of Maryland and California, at such places as the Board of Directors may from time to time designate.

                                     ARTICLE II

                              MEETINGS OF STOCKHOLDERS

     SECTION 1. PLACE OF MEETING. Annual Meetings, if held, shall be held in such place as the Board of Directors may by resolution establish. In the absence of any specific resolution, Annual Meetings of Stockholders shall be held at the Corporation's principal office in Santa Monica, California. Meetings of stockholders for any other purpose may be held at such place as shall be stated in the Notice of the Meeting, or in a duly executed Waiver of Notice thereof.

     SECTION 2. ANNUAL MEETINGS. The Corporation is not required to hold an Annual Meeting of Stockholders in any year in which the Corporation is not required to convene a meeting to elect directers under the Investment Company Act of 1940 (the "Act"). If the Corporation is required under the Act to hold a meeting of stockholders to elect directors, the meeting shall be designated an Annual Meeting of Stockholders for that year and shall be held no later than 60 days after the occurrence of the event requiring the meeting; except if an order is granted by the Securities and Exchange Commission exempting the Corporation from the operation of Section 16(a) of the Act or a no-action position of similar effect is obtained, in which event such meeting shall be held no later than 120 days after the occurrence of the event requiring the meeting. Otherwise, Annual Meetings of Stockholders shall be

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held only if called by the Board of Directors of the Corporation and, if called, shall be held during the month of May on such date as fixed by the Board of Directors by resolution.

     SECTION 3. SPECIAL MEETINGS. Special Meetings of Stockholders may be called at any time by the President, or by a majority of the Board of Directors, and shall be called by the President or Secretary upon written request of the holders of shares entitled to cast not less than ten per cent of all the votes entitled to be cast at such meeting.

     SECTION 4. NOTICE. Not less than 10 or more than 90 days before the date of every Annual or Special Meeting of Stockholders, the Secretary shall give to each stockholder entitled to vote at such meeting written notice stating the time and place of the meeting and, in the case of a Special Meeting of Stockholders, the purpose or purposes for which the meeting is called. Business transacted at any Special Meeting of Stockholders shall be limited to the purposes stated in the Notice of the Meeting.

     SECTION 5. RECORD DATE FOR MEETINGS. The Board of Directors may fix in advance a date not more than 90 days, nor less than 10 days, prior to the date of any Annual or Special Meeting of Stockholders as a record date for the determination of the stockholders entitled to receive notice of the meeting, and to vote at any meeting and any adjournment thereof. If an Annual Meeting of Stockholders is held to elect directors pursuant to the requirements of the Act, the Board shall fix the record date within the time required for holding such Annual Meeting of Stockholders as provided in Section 2 of this Article but not more than 90 nor less than 10 days prior to such meeting. Only those stockholders who are stockholders of record on the date so fixed shall be entitled to receive notice of and to vote at such meeting and any adjournment thereof as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

     SECTION 6. QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting, until a time, without notice other than announcement at the meeting, until a time when a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

     SECTION 7. MAJORITY. Except as otherwise provided by applicable law, a majority of all votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting.

     SECTION 8. VOTING. The holders of each share of stock of the Corporation then issued and outstanding and entitled to vote, irrespective of the class, shall be voted in the aggregate and not by class, except: (1) when otherwise expressly provided by the Maryland General Corporation Law; (2) when required by the Act, shares shall be voted by class; and (3) when a matter to be voted upon does not affect any interest of a particular class, then only stockholders of the affected class or classes shall be entitled to vote thereon.

     A stockholder may cast his vote in person or by proxy, but no proxy shall be valid after 11 months from its date, unless otherwise provided in the proxy. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the

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meeting.

    SECTION 9. INSPECTORS. At any election of Directors, the Board of Directors prior thereto may, or, if they have not so acted, the Chairman of the meeting may, and upon the request of the holders of 10% of the shares entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath of affirmation to execute faithfully the duties of inspector at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such inspector. The Chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of 10% of the stock entitled to vote on such election or matter.

                                    ARTICLE III

                                     DIRECTORS

     SECTION 1. GENERAL POWERS. The business of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation, except such as are by statute, or the Articles of Incorporation, or by these By-Laws conferred upon or reserved to the stockholders.

     SECTION 2. NUMBER AND TERM OF OFFICE. The number of Directors which shall constitute the whole Board shall be determined from time to time by the Board of Directors, but shall not be fewer than three, nor more than fifteen. Each Director shall hold office until his successor is elected and qualified. Directors need not be stockholders.

     SECTION 3. ELECTION. Subject to Article II, Section 2 of these By-Laws, the Directors shall be elected at the Annual Meeting of Stockholders, if held, or at a Special Meeting of Stockholders called for that purpose, except that any vacancy in the Board of Directors may be filled by a majority vote of the entire Board of Directors if immediately after filling the vacancy at least two-thirds of the Board of Directors have been elected by the stockholders. In the event that at any time less than a majority of the Directors of the Corporation were elected by the holders of the outstanding voting securities of the Corporation, the Corporation shall forthwith cause to be held as promptly as possible, and in any event within 60 days, a meeting of stockholders for the purpose of electing Directors to fill any existing vacancies in the Board of Directors unless the Securities and Exchange Commission shall, by order, extend such period.

     SECTION 4. PLACE OF MEETING. Meetings of the Board of Directors, regular or special, may be held at any place in or out of the State of Maryland as the Board may from time to time determine.

     SECTION 5. QUORUM. At all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the action of a majority of the Directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by the laws of Maryland, these By-Laws or the Articles of Incorporation. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 6. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

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     SECTION 7.  SPECIAL MEETINGS.  Special Meetings of the Board of Directors
may be called by the President on one day's notice to each Director; Special Meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Directors.

     SECTION 8. INFORMAL ACTIONS. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed in one or more counterparts by all members of the Board or of such Committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or Committee.

     SECTION 9. COMMITTEES. The Board of Directors may by resolution passed by a majority of the whole Board appoint from among its members an Executive Committee and other Committees composed of two or more Directors, and may delegate to such Committees, in the intervals between meetings of the Board of Directors, any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, except the power to declare dividends, to issue stock or to recommend to stockholders any action requiring stockholders' approval. In the absence of any member of a Committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

     SECTION 10. ACTION OF COMMITTEES. Each Committee shall keep minutes of their proceedings and shall report the same to the Board of Directors at the meeting next succeeding, and any action by the Committee shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.

     SECTION 11. COMPENSATION. Any Director, whether or not a salaried officer or employee of the Corporation, may be compensated for services as Director or as a member of a Committee, or as Chairman of the Board or Chairman of a Committee by fixed periodic payments or by fees for attendance at meetings or by both, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the Board of Directors may from time to time determine.

                                     ARTICLE IV

                                      NOTICES

     SECTION 1. FORM. Notices to stockholders shall be in writing and delivered personally or mailed to the stockholders at their addresses appearing on the books of the Corporation. Notices to Directors shall be oral or by telephone or telegram or in writing delivered personally or mailed to the Directors at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to Directors need not state the purpose of a regular or special meeting.

     SECTION 2. WAIVER. Whenever any notice of the time, place or purpose of any meeting of the stockholders, the Board of Directors or a Committee is required to be given under the provisions of Maryland law or under the provisions of the Articles of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of stockholders in person or by proxy, or at the meeting of the Board of Directors or the Committee, in

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person, shall be deemed equivalent to the giving of such notice to such persons.

                                     ARTICLE V

                                      OFFICERS

     SECTION 1. NUMBER. The officers of the Corporation shall be chosen by the Board of Directors and shall include: a President who shall be the Chief Operating Officer of the Corporation and a Director; a Secretary; and a Treasurer. The Board of Directors may, from time to time, elect or appoint a Controller, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. The Board of Directors shall also appoint two Chairmen, one of whom shall be the Chief Executive Officer and the second shall be the Chief Investment Officer of the Corporation and who shall perform and execute such other duties and powers as the Board of Directors shall from time to time prescribe. Two or more offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Articles of Incorporation or these By-Laws to be executed, acknowledged or verified by two or more officers.

     SECTION 2. ELECTION. The Board of Directors shall choose a President, a Secretary and a Treasurer who shall each serve until their successors are chosen and shall qualify.

     SECTION 3. OTHER OFFICERS. The Board of Directors from time to time may appoint such other officers and agents as it shall deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe the respective rights, terms of office, authorities and duties.

     SECTION 4. COMPENSATION. The salaries or other compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salary or other compensation of any subordinate officers or agents appointed pursuant to Section 3 of this Article V.

     SECTION 5. TENURE. The officers of the Corporation shall serve until their successors are chosen and qualify. Any officer may be removed by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

     SECTION 6. PRESIDENT-CHIEF OPERATING OFFICER. The President shall be the chief operating officer of the Corporation; he shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. In the absence or disability of the President, the Chairman-Chief Investment Officer shall perform the duties of the President.

     SECTION 7. VICE-PRESIDENTS. The Vice Presidents, in the order of their seniority, shall in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors may from time to time prescribe; provided that the Vice President-Chief Administrative Officer, if any person has been elected to such office by the Board of Directors and then holds such office, shall be the chief administrative officer of the

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Corporation.

     SECTION 8. SECRETARY. The Secretary and/or an Assistant Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereof and shall perform like duties for any Committee when required. The Secretary shall give, or cause to be given, notice of meetings of the stockholders, the Board of Directors and each Committee, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix and attest the same to any instrument requiring it. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer's signature.

     SECTION 9. ASSISTANT SECRETARIES. The Assistant Secretaries, in order of their seniority, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

     SECTION 10. TREASURER. The Treasurer, unless another officer of the Corporation has been so designated, shall be the chief financial officer of the Corporation. He shall be responsible for the maintenance of its accounting records and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all the Corporation's financial transactions and a report of the financial condition of the Corporation.

     SECTION 11. CONTROLLER. The Board of Directors may designate a Controller who shall be under the direct supervision of the Treasurer. He shall maintain adequate records of all assets, liabilities and transactions of the Corporation, establish and maintain internal accounting controls and, in cooperation with the independent public accountants selected by the Board of Directors, supervise internal auditing. He shall have such further powers and duties as may be conferred upon him from time to time by the President or the Board of Directors.

     SECTION 12. ASSISTANT TREASURERS. The Assistant Treasurers, in the order of their seniority, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors may from time to time prescribe.

                                     ARTICLE VI

                                  NET ASSET VALUE

     SECTION 1. NET ASSET VALUE. The net asset value per share of each class of stock of the Corporation (each a "Portfolio") shall be determined by dividing the total current market value of the investments and other assets belonging to such Portfolio, less any liabilities attributable to such Portfolio, by the total outstanding shares of such Portfolio. Securities which are listed on a securities exchange for which market quotations are available shall be valued at the last quoted sale price of the day or, if there is no such reported sale, at the mean between the most recent quoted bid and asked prices. Price information on listed securities will be taken from the exchange where the security is primarily traded. Unlisted securities for which market quotations are readily available will be valued at the mean between the most recent quoted bid and asked prices. The value of other assets and securities

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for which no quotations are readily available (including restricted securities)
will be determined in good faith at fair value using methods determined by the Board of Directors.

     The net asset value per share of each Portfolio shall be determined as of the close of the New York Stock Exchange on each day that the Exchange is open for business, except as otherwise described in the registration statement of the Corporation.

     (i) net asset value shall include interest on fixed income securities, which shall be accrued daily, and

     (ii) securities which are traded over-the-counter and on a stock exchange may be valued according to the broadest and most representative market for such securities, provided however, that such securities may be valued on the basis of prices provided by a pricing service when such prices are believed to reflect the fair market value of such securities.

     SECTION 2. REDEMPTION EXPENSES. In the event that investment securities must be liquidated in order to make redemption payments in cash, each Portfolio that pursues its investment objective by directly or indirectly investing substantially all of its assets in securities of foreign issuers (each an "International Portfolio") may deduct from the proceeds of redemption the costs associated with the liquidation of such investment securities, if the intention to deduct such costs is disclosed in such International Portfolio's Prospectus.

                                    ARTICLE VII

                                FUNDAMENTAL POLICIES

     SECTION 1. INVESTMENT LIMITATIONS. The following restrictions shall apply to the Portfolios and may not be changed with respect to any Portfolio without the approval of the lesser of (i) 67% or more of the shares entitled to vote thereon present or represented by proxy at a meeting if the holders of more that 50% of the shares entitled to vote thereon are present or represented by proxy, or (ii) more than 50% of the shares entitled to vote thereon:

     The Portfolios shall not:

          (1) invest in commodities or real estate, including limited partnership interests therein, except the DFA Real Estate Securities Portfolio, although they may purchase and sell securities of companies which deal in real estate and securities which are secured by interests in real estate, and all Portfolios except the U.S. 9-10 and 6-10 Small Company Portfolios, the DFA One-Year Fixed Income Portfolio and the DFA Five-Year Government Portfolio may purchase or sell financial futures contracts and options thereon; and the Enhanced U.S. Large Company Portfolio may purchase, sell and enter into indices-related futures contracts, options on such futures contracts, securities-related swap agreements and other derivative instruments;

          (2) make loans of cash, except through the acquisition of repurchase agreements and obligations customarily purchased by institutional investors; and, with respect to

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               the Emerging Markets Value Portfolio, except through the
               acquisition of publicly-traded debt securities and short-term money instruments;

          (3) as to 75% of the total assets of a Portfolio, invest in the securities of any issuer (except obligations of the U.S. Government and its instrumentalities) if, as a result, more than 5% of the Portfolio's total assets, at market, would be invested in the securities of such issuer; provided that this limitation
               (i) shall not apply to DFA Global Fixed Income Portfolio and VA Global Bond Portfolio and (ii) applies to 100% of the total assets of the U.S. 9-10 Small Company Portfolio and the DFA Five-Year Global Fixed Income Portfolio is not subject to this limitation;

          (4) purchase or retain securities of an issuer if those officers and directors of the Fund or the Advisor owning more than 1/2 of 1% of such securities together own more than 5% of such securities; provided that the U.S. 4-10 Value Portfolio, Tax-Managed U.S. 5-10 Value Portfolio and Portfolio X, Tax-Managed U.S. 6-10 Small Company Portfolio and Portfolio X, Tax-Managed U.S. Marketwide Value Portfolio and Portfolio X, Tax-Managed DFA International Value Portfolio and Portfolio X, and Emerging Markets Value Portfolio are not subject to this limitation;

          (5) borrow, except from banks and as a temporary measure for extraordinary or emergency purposes and then, in no event, in excess of 5% of a Portfolio's gross assets valued at the lower of market or cost; provided that each Portfolio, other than the U.S. 9-10 Small Company, Japanese Small Company, DFA One-Year Fixed Income, DFA Intermediate Government Fixed Income, DFA Five-Year Government and Emerging Markets Value Portfolios, may borrow amounts not exceeding 33% of their net assets from banks and pledge not more than 33% of such assets to secure such loans; and with respect to the Emerging Markets Value Portfolio, borrow, except in connection with a foreign currency transaction, the settlement of a portfolio trade, as a temporary measure for extraordinary or emergency purposes, including to meet redemption requests, and, in no event in excess of 33% of the Fund's net assets valued at market;

          (6) pledge, mortgage, or hypothecate any of its assets to an extent greater than 10% of its total assets at fair market value, except as described in (5) above; provided that the U.S. 4-10 Value Portfolio, Tax-Managed U.S. 5-10 Value Portfolio and Portfolio X, Tax-Managed U.S. 6-10 Small Company Portfolio and Portfolio X, Tax-Managed U.S. Marketwide Value Portfolio and Portfolio X, Tax-Managed DFA International Value Portfolio and Portfolio X, and Emerging Markets Value Portfolio are not subject to this limitation;

          (7) invest more than 10% of the value of the Portfolio's total assets in illiquid securities, which include certain restricted securities, repurchase agreements with maturities of greater than seven days, and other illiquid investments;

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               provided that the Enhanced U.S. Large Company Portfolio, U.S.
               4-10 Value Portfolio, Tax-Managed U.S. 5-10 Value Portfolio and Portfolio X, Tax-Managed U.S. 6-10 Small Company Portfolio and Portfolio X, Tax-Managed U.S. Marketwide Value Portfolio and Portfolio X, Tax-Managed DFA International Value Portfolio and Portfolio X, DFA Two-Year Global Fixed Income Portfolio, International Small Company, Emerging Markets Small Cap Portfolio and Emerging Markets Value Portfolio are not subject to this limitation and the DFA Real Estate Securities Portfolio, the U.S. 6-10 Value Portfolio, the U.S. Large Cap Value Portfolio, the DFA International Value Portfolio, the U.S. 6-10 Small Company Portfolio, the Emerging Markets Portfolio and DFA International Small Cap Value Portfolio may invest not more than 15% of their total assets in illiquid securities;

          (8) engage in the business of underwriting securities issued by others;

          (9) invest for the purpose of exercising control over management of any company; provided that the U.S. 9-10 Small Company Portfolio, the U.S. 4-10 Value Portfolio, Tax-Managed U.S. 5-10 Value Portfolio and Portfolio X, Tax-Managed U.S. 6-10 Small Company Portfolio and Portfolio X, Tax-Managed U.S. Marketwide Value Portfolio and Portfolio X and Tax-Managed DFA International Value Portfolio and Portfolio X are not subject to this limitation;

          (10) invest its assets in securities of any investment company, except in connection with a merger, acquisition of assets, consolidation or reorganization; provided that (a) the DFA Real Estate Securities Portfolio may invest in a REIT that is registered as an investment company; (b) each of the U.S. 4-10 Value Portfolio, Enhanced U.S. Large Company Portfolio, Emerging Markets Portfolio, Emerging Markets Small Cap Portfolio, Emerging Markets Value Portfolio, International Small Company Portfolio, U.S. 9-10 Small Company Portfolio, Tax-Managed 5-10 Value Portfolio and Portfolio X, Tax-Managed U.S. 6-10 Small Company Portfolio and Portfolio X, Tax-Managed U.S. Marketwide Value Portfolio and Portfolio X and Tax-Managed DFA International Value Portfolio and Portfolio X may invest its assets in securities of investment companies and units of such companies such as, but not limited to, S&P Depository Receipts;

          (11) invest more than 5% of its total assets in securities of companies which have (with predecessors) a record of less than three years' continuous operation; except this limitation does not apply to the U.S. 9-10 Small Company Portfolio, U.S. 4-10 Value Portfolio, Tax-Managed 5-10 Value Portfolio and Portfolio X, Tax-Managed U.S. 6-10 Small Company Portfolio and Portfolio X, Tax-Managed U.S. Marketwide Value Portfolio and Portfolio X, Tax-Managed DFA International Value Portfolio and Portfolio X, Emerging Markets Value Portfolio, DFA Real Estate Securities Portfolio and any Portfolio the shares of which are sold only to insurance company separate accounts (each a "VA

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               Portfolio") and each other Portfolio if so provided in the
               Corporation's registration statement under the Act;

          (12) acquire any securities of companies within one industry if, as a result of such acquisition, more than 25% of the value of the Portfolio's total assets would be invested in securities of companies within such industry; except that (a) DFA One-Year Fixed Income and DFA Two-Year Global Fixed Income Portfolios shall invest more than 25% of its total assets in obligations of banks and bank holding companies in the circumstances described in the prospectus under "Investments in the Banking Industry" and as otherwise described under "Portfolio Strategy;" and (b) DFA Real Estate Securities Portfolio shall invest more than 25% of its total assets in securities of companies in the real estate industry;

          (13) write or acquire options (except as described in (1) above) or interests in oil, gas or other mineral exploration, leases or development programs, except that the Enhanced U.S. Large Company Portfolio may write or acquire options, and the U.S. 4-10 Value Portfolio, Tax-Managed 5-10 Value Portfolio and Portfolio X, Tax-Managed U.S. 6-10 Small Company Portfolio and Portfolio X, Tax-Managed U.S. Marketwide Value Portfolio and Portfolio X, Tax-Managed DFA International Value Portfolio and Portfolio X and Emerging Markets Value Portfolio are not subject to these limitations;

          (14) purchase warrants, however, each Portfolio may acquire warrants as a result of corporate actions involving their holdings of other equity securities if so provided in the Corporation's registration statement under the Act; provided that the U.S. 4-10 Value Portfolio, Tax-Managed 5-10 Value Portfolio and Portfolio X, Tax-Managed U.S. 6-10 Small Company Portfolio and Portfolio X, Tax-Managed U.S. Marketwide Value Portfolio and Portfolio X, Tax-Managed DFA International Value Portfolio and Portfolio X and Emerging Markets Value Portfolio are not subject to this limitation;

          (15) purchase securities on margin or sell short; provided that the U.S. 4-10 Value Portfolio, Tax-Managed 5-10 Value Portfolio and Portfolio X, Tax-Managed U.S. 6-10 Small Company Portfolio and Portfolio X, Tax-Managed U.S. Marketwide Value Portfolio and Portfolio X, Tax-Managed DFA International Value Portfolio and Portfolio X and Emerging Markets Value Portfolio are not subject to the limitation on selling securities short;

          (16) acquire more than 10% of the voting securities of any issuer; provided that (a) this limitation applies only to 75% of the assets of the DFA Real Estate Securities Portfolio, the Value Portfolios, the Emerging Markets Portfolio, the Emerging Markets Small Cap Portfolio, the DFA International Small Cap Value Portfolio and the Emerging Markets Value Portfolio; and (b) the Tax-Managed U.S. 6-10 Small Company Portfolio and Portfolio X, Tax-Managed DFA

               International Value Portfolio and Portfolio X and the U.S. 9-10 Small Company Portfolio are not subject to this limitation; or

          (17) issue senior securities (as such term is defined in Section 18(f) of the Investment Company Act of 1940 (the "1940 Act")), except to the extent permitted by the 1940 Act.

     Notwithstanding the investment limitations described in (3), (4), (7), (9),
(10), (11), (12) and (16) above, all or substantially all of the assets of each Portfolio may be invested in another registered, open-end investment company or series thereof having the same investment objectives as such Portfolio in accordance with its investment policy.

     SECTION 2. LENDING OF SECURITIES. Each of the Portfolios is authorized to lend its portfolio securities to brokers, dealers and other institutional borrowers, provided that a Portfolio shall not make any such loan if when made more than one-third of the then current market value of such Portfolio's assets would consist of lent securities.

                                    ARTICLE VIII

                                 OTHER RESTRICTIONS

     SECTION 1. DEALINGS. The officers and Directors of the Corporation, its investment adviser or any sub-adviser shall have no dealings for or on behalf of the Corporation with themselves as principal or agent, or on behalf of any corporation or partnership in which they have a financial interest, provided that this section shall not prevent:

     (a) Officers or Directors of the Corporation from having a financial interest in the Corporation, in any sponsor, manger, investment adviser or promoter of the Corporation, or in any underwriter of securities issued by the Corporation;

     (b) The purchase of securities for any Portfolio, or sale of securities owned by any Portfolio through a securities dealer, one or more of whose partners, officers, directors or security holders is an officer or Director of the Corporation, its investment adviser, or its sub-adviser, provided such transactions are handled in a brokerage capacity only, and provided commissions charged do not exceed customary brokerage charges for such service;

     (c) The employment of any legal counsel, registrar, transfer agent, dividend disbursing agent or custodian having a partner, officer, director or security holder who is an officer or Director of the Corporation; provided only customary fees are charged for services rendered to or for the benefit of the Corporation; and

     (d) The purchase for any Portfolio of securities issued by an issuer having an officer, director or security holder who is an officer or Director of the Corporation or of any manager of the Corporation, unless the retention of such securities for the Portfolio would be a violation of these By-Laws or the Articles of Incorporation of the Corporation.

                                     ARTICLE IX

                                       STOCK

     SECTION 1. ISSUANCE WITHOUT CERTIFICATES; STOCK LEDGER. The issuance of shares of stock in the Corporation shall be recorded by electronic or other means without the issuance of certificates, provided that shares of stock in the Corporation represented by certificates shall not be affected until such certificates are surrendered to the Corporation. The Corporation shall maintain an original stock ledger containing the names and addresses of all stockholders and the number and class of shares held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

     SECTION 2. LOST CERTIFICATES. If any stockholder alleges that such stockholder's certificate or certificates for shares of stock in the Corporation have been stolen, lost or destroyed, upon the making of an affidavit of that fact by such stockholder or upon other satisfactory evidence of such loss or destruction, the Board of Directors may direct that the Corporation's stock ledger be marked to cancel such certificates and record the ownership of such shares in accordance with Section 1 of this Article. When authorizing such cancellation and recordation of ownership, the Board of Directors may, in its discretion and as a condition precedent to such action, require the stockholder, or his legal representative, to advertise the same in such manner as it shall require and to give the Corporation a bond with sufficient surety to indemnify the Corporation against any loss or claim that may be made by reason of such action.

     SECTION 3. REGISTERED STOCKHOLDERS. Except as otherwise provided by laws of Maryland, the Corporation shall be entitled to (i) recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and vote such shares and (ii) to hold such person liable for calls and assessments with respect to such shares and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

     SECTION 4. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may, from time to time, appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar.

                                     ARTICLE X

                                 GENERAL PROVISIONS

     SECTION 1. DIVIDENDS. With respect to dividends (including "dividends" designated as "short" or "long" term "capital gains" distributions to satisfy requirements of the Act or the Internal Revenue Code of 1986, as amended from time to time):

     (a) Dividends on shares of a Portfolio may be reinvested in additional shares of such Portfolio at the net asset value thereof as provided in the Corporation's registration statement under the Act.

     (b) The Board of Directors, in declaring any dividend, may fix a record date not earlier than the date of declaration or more than 90 days after the date of declaration, as of which the stockholders entitled to receive such dividend shall be determined, notwithstanding any transfer or the repurchase or issue (or sale) of any shares occurring after such record date.

     (c) Dividends or distributions on shares of stock, whether payable in stock or cash, shall be paid out of earnings, surplus or other lawfully available assets; provided that no dividend payment, or distribution in the nature of a dividend payment may be made wholly or partly from any source other than accumulated, undistributed net income, determined in accordance with good accounting practice, and not including profits or losses realized in the sale of securities or other properties, unless such payment is accompanied by a written statement clearly indicating what portion of such payment per share is made from the following sources:

     (i) Accumulated or undistributed net income, not including profits or losses from the sale of securities or other properties;

     (ii) Accumulated or undistributed net profits from the sale of securities or other properties;

     (iii) Net Profits from the sale of securities or other properties during the then current fiscal year; and

     (iv)   Paid-in surplus or other capital source.

     (d) In declaring dividends and in recognition that a goal of the Corporation is for each Portfolio to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended, the Board of Directors shall be entitled to rely upon estimates made in the last two months of the fiscal year (with the advice of the Corporation's auditors) as to the amounts of distribution necessary for this purpose; and the Board of Directors, acting consistently with good accounting practice and with the express provisions of these By-Laws, may credit receipts and charge payments to income or otherwise, as to it may seem proper.

     (e) Any dividends declared, except as aforesaid, shall be deemed liquidating dividends and the stockholders shall be so informed to whatever extent may be required by law. A notice that dividends have been paid from paid-in surplus, or a notice that dividends have been paid from paid-in capital, shall be deemed to be a sufficient notice that the same constituted liquidating dividends.

     (f) Anything in these By-Laws to the contrary notwithstanding, the Board of Directors may at any time declare and distribute pro rata among the stockholders of a Portfolio, as of a record date fixed as above provided, a "stock dividend" of additional shares of such Portfolio, issuable out of either authorized but unissued or treasury shares of the Corporation, or both.

     SECTION 2. RIGHTS IN SECURITIES. The Board of Directors, on behalf of the Corporation, shall have the authority to exercise all of the rights of the Corporation as owner of any securities which might be exercised by any individual owning such securities in his own right; including but not limited to, the right to vote by proxy for any and all purposes and the right to authorize any officer of the investment adviser or other delegate to execute proxies.

     SECTION 3.     CLAIMS AGAINST PORTFOLIO ASSETS    In any loan agreement by
which funds are borrowed for a Portfolio and each related agreement to pledge, mortgage or hypothecate any of the assets of such Portfolio, the Corporation shall provide that such loan shall be repaid solely out of the assets of such Portfolio and that, to the extent such loan may be secured only by the assets of such Portfolio, no creditor of such Portfolio shall have any rights to any assets of the Corporation other than the specific assets which secure the agreement.

     SECTION 4. REPORTS. The Corporation shall furnish stockholders with reports of its financial condition as required by Section 30(d) of the Act and the rules thereunder.

     SECTION 5. BONDING OF OFFICERS AND EMPLOYEES. All officers and employees of the Corporation shall be bonded to such extent, and in such manner, as may be required by law.

     SECTION 6. SEAL. The Corporate seal shall have inscribed thereon the names of the Corporation, the year of its organization and the words "Corporate Seal, Maryland." The seal may be used by causing it or a facsimile thereof to be impressed or affixed, or reproduced otherwise.

                                     ARTICLE XI

                                 INDEMNIFICATION OF
                               OFFICERS AND DIRECTORS

     SECTION 1. With respect to the indemnification of the officers and Directors of the Corporation:

     (a) The Corporation shall indemnify each officer and Director made party to a proceeding, by reason of service in such capacity, to the fullest extent, and in the manner provided, under section 2-418 of the Maryland General Corporation Law: (i) unless it is proved that the person seeking indemnification did not meet the standard of conduct set forth in subsection (b)(1) of such section; and (ii) provided, that the Corporation shall not indemnify any officer or Director for any liability to the Corporation or its security holders arising from the willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office.

     (b) The provisions of clause (i) of paragraph (a) herein notwithstanding, the Corporation shall indemnify each officer and Director against reasonable expenses incurred in connection with the successful defense of any proceeding to which such officer or Director is a party by reason of service in such capacity.

     (c) The Corporation, in the manner and to the extent provided by applicable law, shall advance to each officer and Director who is made party to a proceeding by reason of service in such capacity the reasonable expenses incurred by such person in connection therewith.

                                    ARTICLE XII

                                     AMENDMENTS

     SECTION 1. These By-Laws may be altered or repealed at any meeting of the Board of Directors, provided that the right of the Board of Directors to amend and the amendment procedure meet the requirements of the Act, if any.